EXHIBIT 99.1

Remark Holdings Reports First Quarter 2017 Results
- Increased first quarter 2017 net revenue by 7% over first quarter of 2016 -

LAS VEGAS, NV - May 15, 2017 - Remark Holdings, Inc. (NASDAQ: MARK), a global digital media technology company, reported its financial results for the first quarter of 2017.

Kai-Shing Tao, Remark Holdings’ Chairman and CEO, stated, “This year is off to strong start with year-over-year first quarter revenue growth of 7%, including revenue contribution from our KanKan Data Intelligence Platform for the first time. More importantly, Remark Holdings is poised for significant revenue growth this year, as each of our assets is gaining traction.

“Regarding KanKan, we anticipate revenue related to our Social Credit Score product to increase throughout the year, we expect to begin recording incremental sales from our data partnerships with Alibaba Cloud and TenCent, and we will be finalizing market development and testing of our new deep-learning-based service to filter out pornography and violent content. Vegas.com continues to make strong contributions to our operating performance and demonstrates the value we have added since the 2015 acquisition. Conversion rates increased year-over-year in the first quarter in all product categories, and already in 2017, Vegas.com achieved 14 of the top 20 show ticket sale days in its history, which is particularly significant as the second half of the year is typically seasonally stronger. Also, FansTang, a leading provider of Western digital video content in the Chinese market, has a social media community of more than 145 million followers in China and positions us favorably with the Chinese Millennial audience. Finally, given strong website traffic related to our US Tax Center at IRS.com, which increased by almost 40% year over year, we are exploring the sale of our non-core, tax-related business.

“We are excited by the significant opportunities our unique and diverse set of digital lifestyle brands provide us to drive innovation and scalability within the industries we serve. We expect 2017 to be a transformative year for us as we realize monetization opportunities with KanKan and take advantage of the great opportunities provided by our asset base,” concluded Mr. Tao.

Financial Results for the Three Months Ended March 31st: 2017 Compared to 2016
The company’s financial results for the first quarter of 2017 include Fanstang, which the company acquired in September 2016 and which was not part of the company’s financial results for the first quarter of 2016.

•	Net revenue was $15.3 million, compared to $14.3 million.

•	Total cost and expense was $20.7 million, compared to $19.4 million.

•	Operating loss was $5.4 million, compared to $5.2 million.

•	Net loss was $25,000, or $0.00 per diluted share, compared to $2.4 million, or $0.12 per diluted share.

•
At March 31, 2017, the cash and cash equivalents balance was $8.6 million, and total restricted cash was $11.7 million, bringing the total combined cash position to $20.3 million. This compared to $6.9 million in cash and cash equivalents at December 31, 2016, demonstrating cash from operations contributed by Vegas.com.

Conference Call Information
Remark Holdings’ management team will hold a conference call today at 8:00 a.m. PDT/11:00 a.m. EDT to discuss its first quarter 2017 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 1-888-503-8163 and for international calls dial 1-719-325-2106 approximately 10 minutes prior to the start of the conference. The conference ID is 5006167. The conference call will also be broadcast live over the Internet and available for replay for one year at www.remarkholdings.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, U.S. callers may dial 1-844-512-2921, and international callers may dial 1-412-317-6671. Enter access code 5006167.

About Remark Holdings, Inc.
Remark Holdings, Inc. (NASDAQ: MARK) owns, operates and acquires innovative digital media properties across multiple verticals that deliver culturally relevant, dynamic content that attracts and engages users on a global scale.  The company leverages its unique digital media assets to target the Millennial demographic, which provides it with access to fast-growing, lucrative markets.  The company is headquartered in Las Vegas, Nevada, with additional operations in Los Angeles, California and in Beijing, Shanghai, Chengdu and Hangzhou, China. For more information, please visit the company’s website at www.remarkholdings.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those discussed in Part I, Item 1A. Risk Factors in Remark Holdings’ Annual Report on Form 10-K and Remark Holdings’ other filings with the SEC. Any forward-looking statements reflect Remark Holding’s current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given such uncertainties, you should not place undue reliance on any forward-looking statements, which represent Remark Holding’s estimates and assumptions only as of the date hereof. Except as required by law, Remark Holdings undertakes no obligation to update or revise publicly any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

Investor Contact:
Douglas Osrow
Remark Holdings, Inc.
dosrow@remarkholdings.com
702-701-9514 ext. 3025

Investor Relations Contact:
Becky Herrick/ Kirsten Chapman
LHA Investor Relations
remarkholdings@lhai.com
415-433-3777
[Tables to follow]

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$8,603	$6,893
Restricted cash	9,406	9,405
Trade accounts receivable	951	1,372
Prepaid expense and other current assets	3,913	3,323
Notes receivable, current	190	181
Total current assets	23,063	21,174
Restricted cash	2,250	2,250
Notes receivable	—	190
Property and equipment, net	15,020	15,531
Investment in unconsolidated affiliate	1,030	1,030
Intangibles, net	35,858	37,406
Goodwill	26,768	26,763
Other long-term assets	1,392	1,355
Total assets	$105,381	$105,699

Liabilities and Stockholders’ Equity
Accounts payable	$10,934	$16,546
Accrued expense and other current liabilities	14,130	13,965
Deferred merchant booking	13,592	6,991
Deferred revenue	7,109	4,072
Current maturities of long-term debt	100	100
Capital lease obligations	179	179
Total current liabilities	46,044	41,853
Long-term debt, less current portion and net of debt issuance cost	37,848	37,825
Warrant liability	18,461	25,030
Other liabilities	4,087	3,591
Total liabilities	106,440	108,299

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 22,614,312 and 22,232,004 shares issued and outstanding; each at March 31, 2017 and December 31, 2016, respectively	23	22
Additional paid-in-capital	192,096	190,507
Accumulated other comprehensive loss	(40)	(16)
Accumulated deficit	(193,138)	(193,113)
Total stockholders’ equity (deficit)	(1,059)	(2,600)
Total liabilities and stockholders’ equity	$105,381	$105,699

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue, net	15,299	14,254

Cost and expense
Cost of revenue (excluding depreciation and amortization)	2,664	2,349
Sales and marketing	5,875	5,528
Technology and development	908	404
General and administrative	8,326	8,420
Depreciation and amortization	2,861	2,397
Other operating expense	45	332
Total cost and expense	20,679	19,430

Operating loss	(5,380)	(5,176)
Other income (expense)
Interest expense	(1,018)	(1,210)
Other income, net	19	29
Change in fair value of warrant liability	6,569	3,985
Other loss	(31)	(3)
Total other income, net	5,539	2,801

Income (loss) before income taxes	159	(2,375)
Provision for income taxes	(184)	—
Net loss	(25)	(2,375)

Weighted-average shares outstanding, basic and diluted	22,468	19,736
Net loss per share, basic and diluted	—	(0.12)

###